Free Writing Prospectus Dated October 9, 2007	Filed Pursuant To Rule 433 Registration Statement No. 333-134038

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

GUARANTEED GLOBAL NOTES

RECENT DEVELOPMENTS

Recent Developments Relating to the Bank

The Bank completed the following public issues of foreign currency debt from August 23, 2007 through October 9, 2007: CHF 375,000,000 2.75% Guaranteed Notes due June 2011; CHF 100,000,000 3.00% Guaranteed Notes due June 2022; CHF 275,000,000 2.75% Guaranteed Notes due June 2011; CHF 200,000,000 3.00% Guaranteed Notes due June 2015.

You can access the prospectus relating to the registration statement at the following website:

http://www.sec.gov/Archives/edgar/data/202811/000119312507192531/0001193125-07-192531-index.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect at +1 866-471-2526.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS